FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                             PATTEN TOWERS, L.P., II

                                DECEMBER 31, 2001

                             Patten Towers, L.P., II

                                TABLE OF CONTENTS

                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                   3


FINANCIAL STATEMENTS


         BALANCE SHEET                                                         4


         STATEMENT OF OPERATIONS                                               5


         STATEMENT OF CHANGES IN PARTNERS' CAPITAL                             6


         STATEMENT OF CASH FLOWS                                               7


         NOTES TO FINANCIAL STATEMENTS                                         8

                          INDEPENDENT AUDITORS' REPORT

To the Partners
Patten Towers, L.P., II

         We have audited the accompanying balance sheet of Patten Towers, L.P., II, as of December 31, 2001, and the related statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patten Towers, L.P., II, as of December 31, 2001, and the results of its operations, the changes in partners' capital, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note C to the financial statements, as shown in the financial statements, the Partnership is in default on certain covenants of its bond agreements at December 31, 2001, primarily as a result of a failure to make principal payments during 2001. The lenders may demand repayment of the bonds. No such demand has been made. Negotiations are presently under way to obtain revised debt agreements to permit the realization of assets and the liquidation of liabilities in the ordinary course of business. The Partnership cannot predict what the outcome of the negotiations will be. These conditions raise substantial doubt about the Partnership's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              /s/REZNICK FEDDER & SILVERMAN
                                              -----------------------------

Baltimore, Maryland
April 15, 2002

                             Patten Towers, L.P., II

                                  BALANCE SHEET

                                December 31, 2001

                                     ASSETS
INVESTMENT IN RENTAL PROPERTY
 Land                                                                                                 $  290,000
 Building and improvements                                                                            10,478,502
 Furniture, fixtures and equipment                                                                       125,081
                                                                                                      -----------
                                                                                                      10,893,583
Less accumulated depreciation                                                                          2,302,836
                                                                                                      -----------
                                                                                                       8,590,747
OTHER ASSETS
 Cash                                                                                                    209,585
 Restricted cash                                                                                         789,126
 Accounts receivable - tenants                                                                            14,625
 Accounts receivable - other                                                                              35,800
 Accounts receivable - HUD                                                                                   327
 Tenant security deposits held in trust                                                                    6,226
 Prepaid expenses                                                                                         14,431
 Due from affiliate                                                                                          134
 Bond issuance cost, net of accumulated amortization of $70,445                                          241,627
 Tax credit monitoring fee, net of accumulated amortization of $9,761                                     23,389
                                                                                                      -----------
                                                                                                      $9,926,017
                                                                                                      ===========
                        LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
 Promissory note payable                                                                              $6,452,522
 Accounts payable and accrued liabilities                                                                111,584
 Accounts payable-construction                                                                             7,176
 Accrued management fees                                                                                  23,667
 Accrued oversight fees                                                                                   43,701
 Tenant security deposits                                                                                 20,304
 Prepaid rents                                                                                             2,409
 Miscellaneous liabilities                                                                                14,072
 Mortgage payable                                                                                         10,000
 Accrued interest payable                                                                                175,489
 Accrued property taxes                                                                                  168,019
 Deferred developer's fee                                                                                905,000
                                                                                                       ---------
                                                                                                       7,933,943
CONTINGENCY                                                                                                    -

 PARTNERS' CAPITAL                                                                                     1,992,074
                                                                                                      -----------
                                                                                                      $9,926,017
                                                                                                      ===========

                       See notes to financial statements

                             PATTEN TOWERS, L.P., II

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 2001


Revenue
 Rental                                                                                                $1,504,593
 Other                                                                                                     49,069
                                                                                                       -----------
  Total revenue                                                                                         1,553,662
                                                                                                       -----------
Expenses
 Depreciation                                                                                             416,550
 Amortization                                                                                              12,613
 Interest                                                                                                 415,520
 Administrative                                                                                           133,397
 Property management fees                                                                                  18,900
 Repairs and maintenance                                                                                  212,142
 Property insurance                                                                                        57,049
 Real estate taxes                                                                                        134,296
 Salaries and wages                                                                                        58,954
 Bad debt                                                                                                   9,689
 Utilities                                                                                                283,350
 Miscellaneous operating                                                                                   31,997
 Financial                                                                                                  1,108
 Miscellaneous taxes and insurance                                                                         20,480
                                                                                                       -----------
  Total expenses                                                                                        1,806,045
                                                                                                       -----------
  NET LOSS                                                                                             $ (252,383)
                                                                                                       ===========

                        See notes to financial statements

                             Patten Towers, L.P., II

                         STATEMENT OF PARTNERS' CAPITAL

                          Year ended December 31, 2001

Partners' capital, December 31, 2000                                                                    $2,244,457

Net loss                                                                                                  (252,383)
                                                                                                        -----------
Partners' capital, December 31, 2001                                                                    $1,992,074
                                                                                                        ===========

                        See notes to financial statements

                             Patten Towers, L.P., II
                             STATEMENT OF CASH FLOWS
                          Year ended December 31, 2001


Cash flows from operating activities
 Net loss                                                                                                $  (252,383)
 Adjustments to reconcile net loss to net cash
 provided by operating activities
  Depreciation                                                                                               416,550
  Amortization                                                                                                12,613
  (Increase) decrease in assets
  Accounts receivable - tenants                                                                              (14,625)
  Accounts receivable - other                                                                                (28,827)
  Prepaid expenses                                                                                            15,620
  Due from affiliates                                                                                           (134)
 Increase (decrease) in liabilities
  Accounts payable and accrued liabilities                                                                    52,367
  Accrued management fees                                                                                      2,801
  Accrued oversight fees                                                                                       8,739
  Tenant security deposits, net                                                                               12,996
  Prepaid rents                                                                                                2,409
  Accrued property taxes                                                                                      39,784
                                                                                                         ------------
    Net cash provided by operating activities                                                                267,910
Cash flows from investing activities                                                                     ------------
 Restricted cash held by Bond Trustee                                                                        215,524
                                                                                                         ------------
    Net cash provided by investing activities                                                                215,524
Cash flows from financing activities                                                                     ------------
 Development fee                                                                                            (232,522)
 Refinancing fee                                                                                              28,500
 Principal payments on mortgage payable                                                                     (142,478)
 Principal payments on note payable                                                                           10,000
                                                                                                         ------------
    Net cash used in financing activities                                                                   (336,500)
                                                                                                         ------------
    NET INCREASE  IN CASH                                                                                    146,934

Cash, beginning                                                                                               62,651
                                                                                                         ------------
Cash, ending                                                                                             $   209,585
Supplemental disclosure of cash flow information                                                         ============
  Cash paid during the year for interest                                                                 $   415,520
                                                                                                         ============

                        See notes to financial statements

                             Patten Towers, L.P., II

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2001



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Patten Towers, L.P., II (the "Partnership"), was organized as a limited partnership under the laws of the State of Tennessee during November 1995. The Partnership was formed to acquire, own, develop, rehabilitate, maintain, and operate a 221-unit rental housing project located in Chattanooga, Tennessee, called Patten Towers Apartments (the "Project").

     During November 2001, the Partnership agreement was amended to remove the old general partner and admit the new general partner, Patten Towers - Yarco, LLC as 1 percent general partner and WNC Housing Tax Credit Fund V. L.P., Series 3, as 99 percent limited partner.

     Each building of the Project has qualified and been allocated low-income housing tax credits pursuant to Internal Revenue Code Section 42 ("Section 42"), which regulates the use of the Project as to occupant eligibility and unit gross rent, among other requirements. Each building of the Project must meet the provisions of these regulations during each of 15 consecutive years in order to remain qualified to receive the credits. In addition, the Partnership has executed a declaration of land use restrictive covenants which requires the utilization of the Project pursuant to Section 42 for a minimum of 30 years, even if the partnership disposes of the Project.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results may differ from those estimates.

     Investment in Operating Property
     --------------------------------

     Investment in operating property is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line and double-declining balance methods as follows:

                  Building                                            27.5 years
                  Building improvements                               27.5 years
                  Building equipment                                   5-7 years

                             Patten Towers, L.P., II

                                December 31, 2001


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

     Amortization
     ------------

     Bond issuance costs consist of fees for obtaining the mortgage payable and are being amortized over the 30-year life of the mortgage using the straight-line method, which approximates the effective interest method.

     Tax credit monitoring fees are being amortized over the 15-year tax credit period.

     Rental Income
     -------------

     Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Partnership and the tenants of the property are operating leases.

     Income Taxes
     ------------

     Profit or loss of the Partnership is allocated 1 percent to the general partner and 99 percent to the investor limited partner. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

NOTE B - ACQUISITION AND REHABILITATION

     The financing of the acquisition and rehabilitation of the Project was provided by the Industrial Development Board of the County of Hamilton, Tennessee (the "Authority"), through a tax-exempt bond issue, for $7,930,000. Additional equity funding was provided by capital contributions from the investor limited partner.

                             Patten Towers, L.P., II

                                December 31, 2001


NOTE C - PROMISSORY NOTE PAYABLE

     A promissory note payable, in the original amount of $7,930,000, was funded with proceeds from the issuance of Multifamily Housing Revenue Bonds (the "Bonds"), issued by the Authority. Repayment terms and conditions under the mortgage equal those of the Bonds. The interest rate on the Tax-Exempt 1995A Bonds is 6.125 percent until August 1, 2007, 6.3 percent until August 1, 2026, and 6.375 percent until maturity. The interest rates for the Taxable 1995 Bonds and the Tax-Exempt 1995B Bonds are 6.250 percent and
     7.125 percent, respectively. Principal and interest are payable semiannually commencing August 1, 1997, and continuing through maturity on August 1, 2026. The liability of the Partnership under the mortgage is limited to the underlying value of the real estate collateral.

     During 2001, the Partnership failed to make principal payments of $232,522 that were due during the year. The Partnership is in default of its bond covenants and the property could be foreclosed on by the Trustee to satisfy its obligations under the bonds. Currently, the Partnership is attempting to refinance the bonds. As of December 31, 2001, the bonds are fully payable under the events of default.

NOTE D - HOUSING ASSISTANCE PAYMENT CONTRACT AGREEMENT

     The U.S. Department of Housing and Urban Development ("HUD") has contracted with the Partnership, under Section 8 of Title II of the Housing and Community Development Act of 1974, to make housing assistance payments to the Partnership on behalf of qualified tenants. The agreement expires December 2007.

     The HAP contract is pledged as collateral under the promissory loan. Payments received are required to be deposited directly into the revenue fund pursuant to the Trust Indenture. All disbursements are strictly controlled by the Trustee.

NOTE E - RELATED PARTY TRANSACTIONS

     Development Agreement
     ---------------------

     Pursuant to a development agreement, the Partnership agreed to pay the general partner a development fee of $1,333,163. The unpaid amount is payable from future capital contributions and cash flow in accordance with the Partnership agreement.

                             Patten Towers, L.P., II

                                December 31, 2001

NOTE F - RESTRICTED CASH HELD BY BOND TRUSTEE

     Restricted cash is comprised of funds held by the Bond Trustee established at closing of the bond issue as required by the Trust Indenture. The funds were established to provide for the costs to complete the rehabilitation of the Project and to remit the amounts required to pay for insurance, taxes, principal and interest when due and payable. The debt service reserve fund is used solely to make up any deficiency in the bond fund relating to payments of interest and principal on the bonds, whether at maturity or upon earlier redemption. Investments for the amounts held by the Trustee are subject to limitations.

     The balances in the funds at December 31, 2001, are as follows:

      Bond insurance/tax fund                               $  100,223
      Debt service fund                                        358,384
      Maintenance and replacement fund                          14,146
      Seriew A fund                                             71,279
      Seriew B fund                                             10,255
      Surplus fund                                                  10
      Transition fund                                           97,664
      Exempt interest fund                                      98,752
      Bond revenue find                                         38,413
                                                            -----------
                                                            $  789,126

     The Partnership will receive any amounts remaining in the funds upon redemption of the bonds after payment of all fees and expenses.

NOTE G - CONTINGENCY

     The Project's low-income housing tax credits are contingent on its ability to maintain compliance with applicable sections of Section 42 of the Internal Revenue Code. Failure to maintain compliance with occupancy eligibility, and/or gross rent, or to correct noncompliance within a specified time period could result in recapture of tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

                             Patten Towers, L.P., II

                                December 31, 2001


NOTE H - CONCENTRATION OF CREDIT RISK

     The Partnership maintains its cash balances in one bank. The balances in the bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2001, the uninsured portion of the cash balances was $109,585.